SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (the "**Agreement**") is dated effective as of the 2nd day of November 2020 (the "**Settlement Effective Date**"), by and between Renavotio, Inc., a Nevada corporation (p/k/a success Entertainment Group, Inc. (the "Borrower") and Redstart Holdings Corp. (the "Lender"). The Borrower and the Lender are collectively referred to herein as the "Parties".

RECITALS

WHEREAS, on August 6, 2020, Power Up Lending Group Ltd. (the "Assignor") assigned two (2) Promissory Notes between the Borrower and the Assignor to the Lender (the "Assignment"), in connection with: (a) a May 4, 2020 note in the principal amount of $103,000 (the "May 2020 Note) and accrued interest; and (b) a June 8, 2020 Note in the principal amount of $63,000 and accrued interest (the "June 2020 Note") (the May 2020 Note and the June 2020 Note are referred to collectively herein as the "Notes").

WHEREAS, the Assignment provides that the Assignor assigned all of its rights, title and interests in and under the Notes to the Lender.

WHEREAS, the $157,795.44 due upon the May 2020 Note ("May 2020 Note Outstanding Amount Due) is composed of the following: (a) $103,000 principal amount; (b) $5,824.44 Interest Due; (c) Prepayment Premium of $47,971 ("May 2020 Note Outstanding Amount Due").

WHEREAS, the $96,755.92 due upon the June 2020 Note (June 2020 Outstanding Amount Due") is composed of the following: (a) $63,000.00 principal amount: (b) $3,728.22 Interest Due; (c) Prepayment Premium of $30,027.70.

WHEREAS, the Parties wish to execute this Settlement Agreement in full satisfaction of the Notes by paying the Lender the May 2020 Note Outstanding Amount Due and the June 2020 Note Outstanding Amount Due, the May 2020 Note Outstanding Amount Due to be paid by 4:00 p.m. Eastern Time on November 3, 2020 and the June 2020 Outstanding Amount Due to be paid by 4:00 p.m. Eastern Time on December 7, 2020.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Agreement are true and correct and incorporated herein by this reference.

2. Payment of Obligations.

The Borrower shall pay the Lender: (a) the May 2020 Note Outstanding Amount Due by 4:00 p.m., Eastern Time, November 3, 2020; and (b) the June 2020 Note Outstanding Amount Due by 4:00 pm Eastern on December 7, 2020. Upon payment of each respective note, the reserve shares held by the transfer agent relative to the then paid note shall be released by the Lender, and the Lender will be then required to provide the transfer agent with written instructions to release said shares. According to the transfer agent, as of this date, the reserve shares for the Notes are 94,236,019 shares of common stock of the Borrower (59,000,000 shares allocated to the May 2020 Note and 35,236,019 shares allocated to the June 2020 Note).

Authority and Approval of Agreement; Binding Effect. The execution and delivery by the Borrower of this Agreement, and all other documents executed and delivered in connection herewith and therewith, and the performance by Borrower and of all of their respective Obligations hereunder and thereunder, have been duly and validly authorized and approved by the Borrower by its boards of directors.

Release.

Upon the timely receipt of each of the May 2020 Note Outstanding Amount Due and the June 2020 Note Outstanding Amount Due (collectively, the "Payments"), the Lender releases, waives, discharges, covenants not to sue, acquits, satisfies and forever discharges the Borrower and its successors and assigns, from any and all obligations pertaining to the Notes any and all claims whatsoever, in law or in equity, whether known or unknown, whether suspected or unsuspected, whether fixed or contingent, against one another or their successors and assigns, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world through and including the date hereof with respect to the Notes and the transactions contemplated thereby If the Payments are not made timely, this Agreement shall terminate *ab initio*.

Execution.

This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or ".pdf" signature page was an original thereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BORROWER:

Renavotio, Inc.

By: ______________________________
William Robinson, Chief Executive Officer

LENDER

Redstart Holdings Corp.

By: ______________________________
Gregg B. Solomon, President